UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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TRUE RELIGION APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

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April 13, 2007

Dear Stockholder:

Our annual meeting of stockholders will be held at the principal offices of Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064, at 10:00 a.m., local time, on Wednesday, May 16, 2007. The formal meeting notice and our proxy statement for the annual meeting are attached.

Each of the proposals to be presented at the annual meeting are described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares of common stock be represented and voted at the annual meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 16.

Sincerely,

Jeffrey Lubell
Chairman of the Board and Chief Executive Officer

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of True Religion Apparel, Inc., a Delaware corporation, will be held on Wednesday, May 16, 2007 at 10:00 a.m., local time, at the principal offices of Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064 for the following purposes:

1. To elect five directors to serve for the ensuing year and until their successors are duly elected and qualified;

2. To ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Your Board recommends that you vote for each of the proposals. Stockholders of record at the close of business on March 30, 2007 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Peter F. Collins
Chief Financial Officer and Assistant Secretary

Vernon, California
April 13, 2007

INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2: RATIFICATION OF STONEFIELD JOSEPHSON, INC. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

TRUE RELIGION APPAREL, INC.
2263 E. Vernon Avenue
Vernon, California 90058
(323) 266-3072

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2007

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of True Religion Apparel, Inc., which will be held on Wednesday, May 16, 2007 at the principal offices of Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	The election of five directors to our Board of Directors;

•	The ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On April 13, 2007, we began mailing these proxy materials to all stockholders of record at the close of business on March 30, 2007.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on March 30, 2007 are entitled to vote at the annual meeting. As of March 30, 2007, there were 23,373,895 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important.  Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement; and

•	“FOR” the ratification of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the five individuals nominated for election to the Board who receive the most votes will be elected. Approval of the ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm and approval of any other proposals to be brought before the annual meeting require the affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote.

What is the effect of abstentions and “broker non-votes?”

In the election of directors, votes to withhold authority, abstentions from voting and “broker non-votes,” if any, will be disregarded and have no effect on the outcome of the vote.

With respect to the ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm, abstentions from voting will have the same effect as a vote against such matter and “broker non-votes,” if any, will be disregarded and have no effect on the outcome of the vote on such matter.

ELECTION OF DIRECTORS

Our Board of Directors consists of five members, four of whom are independent within the director independence standards of the Nasdaq Global Market, or Nasdaq. On the recommendation of our Nominating and Governance Committee, we are proposing to re-elect all of the existing Board members. Consequently, at the annual meeting, a total of five directors will be elected to hold office until the 2008 annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the five nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the Board for election as directors are provided below:

Jeffrey Lubell, age 51, has been a Director and our Chief Executive Officer since June 2003. Mr. Lubell is also President of our wholly owned subsidiary company, Guru Denim, Inc., a company founded by Mr. Lubell in November 2002. From 2001 to May 2002, Mr. Lubell was the President and Creative Director (Men’s) of Hippie Jeans based in Commerce, California, where Mr. Lubell was responsible for creative design concepts and establishing and managing the company’s presence at national and regional trade shows. From 1998 to 2001, Mr. Lubell was the Vice President and Creative Director of Jefri Jeans & Bella Dahl based in Los Angeles, California. From 1978 to 1998, Mr. Lubell was the President and CEO of Jeffrey Lubell Textiles, based in Los Angeles, California, a textile design and distribution firm that Mr. Lubell founded.

Joseph Coulombe, age 77, has been a Director since May 2005. Mr. Coulombe has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses, and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. Mr. Coulombe is the founder of Trader Joe’s, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a member of the Board of Directors of Cost Plus, Inc.

G. Louis Graziadio, III, age 57, has been a Director since May 2005. Mr. Graziadio is President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures. He is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work and hunting gloves, rainwear, rain boots, industrial apparel, pet products and ad specialty merchandise. Mr. Graziadio is also currently a director of Acacia Research Corporation and Rosetta Resources Inc. From 1984 through 2000, Mr. Graziadio served as a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January 2001. Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies. Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs.

Robert L. Harris, II, age 48, has been a Director since May 2005. Mr. Harris has served as President of Acacia Research Corporation since July 2000 and as a director since April 2000. Acacia Research is the holding company of two businesses, Acacia Technologies, which develops and licenses intellectual property to the electronics and media industries, and CombiMatrix Corporation, which develops and licenses technology for the life sciences industry. Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000. Mr. Harris also serves as a member of the Board of Directors of Peoples Choice Home Loan, Inc.

Mark S. Maron, age 51, has been a Director since May 2005. Since September 2005, Mr. Maron has been a principal with Birchmont Capital Advisors, LLC, a real estate private equity firm. Mr. Maron served as a Managing Director of investment banking in the Los Angeles office of Lehman Brothers, Inc. from 2000 to 2005. Previously, Mr. Maron was with Credit Suisse First Boston Corporation from 1983 to 2000 where he was responsible for managing the firm’s western region investment banking effort and coverage of CSFB’s financial institution clients in the western United States.

Vote Required

The five director nominees receiving the most votes at the annual meeting will be elected. The Board recommends that you vote “FOR” the election of each of the nominees listed above.

Corporate Governance

We have addressed the rapidly changing corporate governance environment by reviewing our policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, we further formalized our principles of corporate governance by taking the following actions since 2005:

•	nominated and appointed four directors to our Board who qualify as “independent directors” under the rules of Nasdaq;

•	formed an Audit Committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	formed a Compensation Committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	formed a Nominating and Governance Committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	adopted Corporate Governance Guidelines pursuant to the rules of Nasdaq that govern, among other things, Board member qualifications, responsibilities, compensation, management succession, and Board self-evaluation;

•	adopted our Corporate Code of Conduct for all of our directors, executive officers and employees which conforms to current Nasdaq listing requirements, federal securities laws and SEC regulations;

•	adopted our Director Code of Conduct;

•	adopted our Fraud Policy, which applies to any fraud, or suspected fraud, involving employees as well as stockholders, consultants, vendors, contractors, outside agencies and any other parties with a business relationship with us; and

•	formed a Disclosure Committee, nominated and appointed three employees to such committee and adopted a written charter for such committee.

Director Independence

The Board has determined that each of Joseph Coulombe, G. Louis Graziadio, III, Robert L. Harris, II and Mark S. Maron has no material relationship with us and is an “independent director” within the Nasdaq director independence standards. Jeffrey Lubell does not meet the aforementioned independence standards because Mr. Lubell is our Chief Executive Officer. Kymberly Gold-Lubell served as a member of the Board during 2006 and did not meet the aforementioned independence standards because at the time she served as a director Ms. Gold-Lubell was a vice president of our company.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Other committees may be established by the Board from time to time. Following is a description of each of the committees and their composition.

Audit Committee.  Our Audit Committee consists of three directors: Messrs. Coulombe (Chairman), Graziadio and Harris. The Board has determined that:

•	Mr. Coulombe qualifies as an “audit committee financial expert,” as defined by the SEC; and

•	all members of the Audit Committee are (i) “independent” under Nasdaq independence standards, (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, or Exchange Act, (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is able to read and understand fundamental financial statements.

Our Audit Committee operates pursuant to a written charter adopted by our Board, a copy of which is available on the corporate governance section of our website at www.truereligionbrandjeans.com. Among other things, the charter calls upon the Audit Committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

The Audit Committee met eleven times during 2006.

Compensation Committee.  Our Compensation Committee consists of three members: Messrs. Maron (Chairman), Graziadio and Harris. The Board has determined that all of the Compensation Committee members qualify as:

•	“independent” under Nasdaq independence standards;

•	“non-employee directors” under Exchange Act Rule 16b-3; and

•	“outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Our Compensation Committee operates pursuant to a written charter adopted by our Board, a copy of which is available on the corporate governance section of our website at www.truereligionbrandjeans.com. Among other things, the charter calls upon the Compensation Committee to:

•	determine our compensation policy and all forms of compensation for our officers and directors;

•	review bonus and stock and incentive compensation arrangements for our other employees; and

•	administer our stock option and equity incentive plans.

The Compensation Committee determines the compensation of our officers, including our Chief Executive Officer, and our directors, and reviews the compensation arrangements of all non-officer employees. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our directors, officers and employees. For 2006, bonuses paid to our Chief Executive Officer, President, former Chief Financial Officer (Charles A. Lesser) and former Vice President, Women’s Design (Kymberly Gold-Lubell) were based on our earnings before interest and taxes (EBIT), as set forth in the executive officers’ employment agreements. The target performance goals for our Chief Executive Officer and President in 2007 and beyond will be determined by the Compensation Committee. Our current Chief Financial Officer (Peter F. Collins) will be eligible to receive a bonus for 2007 of up to 150% of his base salary based on our EBIT, as set forth in his employment offer letter. The target performance goals for our Chief Financial Officer in 2008 and beyond will be determined by our Compensation Committee.

The Compensation Committee has engaged Towers Perrin to assist it in making compensation decisions and otherwise fulfilling its duties under its charter. The Compensation Committee annually requests that Towers Perrin assess our compensation and employee benefit arrangements, particularly those relevant to our executive officers, and advise it whether any changes would be recommended in order to ensure that our compensation arrangements with our executive officers are appropriate. The Compensation Committee expects that the assessment includes comparisons of our existing compensation arrangements to those of other similar companies in our industry. During the Compensation Committee’s 2006 review of the Chief Executive Officer’s and other executive officers’ compensation levels, the Compensation Committee considered the advice it received from Towers Perrin; however, the Compensation Committee was responsible for making final decisions as to the form and amount of our compensation programs.

The Compensation Committee met seven times during 2006.

Nominating and Governance Committee.  Our Nominating and Governance Committee consists of three members: Messrs. Harris (Chairman), Graziadio and Maron. Our Board has determined that all members of the Nominating and Governance Committee qualify as “independent” under Nasdaq independence standards.

Our Nominating and Governance Committee operates pursuant to a written charter adopted by our Board, a copy of which is available on the corporate governance section of our website at www.truereligionbrandjeans.com.  Among other things, the charter calls upon the Nominating and Governance Committee to:

•	oversee our director nomination and corporate governance functions;

•	develop criteria for selecting new directors and to identify individuals qualified to become members of our Board and members of the various committees of our Board;

•	recommend director nominees to our Board for election at the annual meeting of stockholders;

•	develop and recommend to our Board a set of corporate governance principles; and

•	oversee and administer our Corporate Code of Conduct

The Nominating and Governance Committee met one time during 2006.

Additional Governance Matters

Corporate Code of Conduct.  Our Board has established a Corporate Code of Conduct, which applies to all of our officers, directors and employees. The Corporate Code of Conduct is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or SOX, and Nasdaq listing standards, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Corporate Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	the understanding by employees, officers and directors of our intellectual property rights and the steps available to protect such rights;

•	compliance with applicable governmental laws, rules and regulations;

•	lawful and ethical conduct when dealing with public officials and government entities;

•	prompt internal reporting of violations of the Corporate Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Corporate Code of Conduct.

Waivers to the Corporate Code of Conduct may be granted only by our Nominating and Governance Committee. In the event that the committee grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.truereligionbrandjeans.com.

Board of Directors Code of Conduct.  Our Board has also established a Board of Directors Code of Conduct, the purpose of which is to outline the ethical responsibilities of our directors that extend beyond those provided in the Corporate Code of Conduct. Among other matters, the Board of Directors Code of Conduct is designed to deter wrongdoing and to promote each director’s responsibility to:

•	ensure that his conduct as a director is honest and ethical;

•	help promote full, fair, accurate, timely and understandable disclosure in documents that we submit or file with the SEC and in our other public communications;

•	help promote our compliance with applicable laws, rules and regulations; and

•	adhere to the Board of Directors Code of Conduct.

Waivers to the Board of Directors Code of Conduct must be approved by our Board with the director requesting such waiver abstaining from voting with respect to such waiver. In the event that our Board grants any waiver of the elements listed above to any of our directors, we expect to announce the waiver within four business days on the corporate governance section of our website at www.truereligionbrandjeans.com.

Disclosure Policy and Disclosure Committee.  Our Board has also established our Disclosure Policy and Disclosure Committee in connection with the officer certifications required under Section 302 of SOX. The Disclosure Policy facilitates our compliance with SEC disclosure requirements regarding disclosure made by us to our stockholders and the investment community. The Disclosure Committee assists us in ensuring that all of the disclosures made by us to our stockholders, the investment community and the SEC are made in compliance with all relevant laws, rules and regulations and consistent with the Disclosure Policy. The members of the Disclosure Committee are Michael F. Buckley, President, Peter F. Collins, Chief Financial Officer, and Greg Baxter, Controller.

Public Availability of Corporate Governance Documents.  Our key corporate governance documents, including our Corporate Code of Conduct, our Board of Directors Code of Conduct, our Fraud Policy, our Corporate Governance Guidelines and the charters of our Audit Committee, Compensation Committee and Nominating and Governance Committee are:

•	available on our corporate website;

•	available in print to any stockholder who requests them from our corporate secretary; and

•	certain of them are filed as exhibits to our securities filings with the SEC.

Director Attendance

During 2006, our Board held 29 meetings. Each director except Kymberly Gold-Lubell attended at least 75% of the aggregate of the meetings of our Board and the meetings of each committee of which that director is a member. Ms. Gold-Lubell resigned from our Board effective March 14, 2007.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management, as required by our Corporate Governance Guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our Board. We expect our Board to have a least four executive sessions each year.

Board Qualification and Selection Process

Our Nominating and Governance Committee reviews, evaluates and proposes prospective candidates for our Board. The Nominating and Governance Committee recommends director nominees for selection to our Board and the Board selects the nominees for election as directors. Each member of our Board should posses the highest personal and professional ethics and integrity and be devoted to representing our best interests and the best interests of our stockholders. The goal of the Nominating and Governance Committee is to maintain a strong and experienced Board by continually assessing each director’s background, skills, expertise, accessibility and availability to serve effectively on the Board.

Consideration of Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board. In evaluating potential nominee, the Nominating and Governance Committee will look at the same factors described above under the heading “Board Qualification and Selection Process.” Recommendations must be submitted in writing and should meet the requirements of Section 2.3 of our bylaws and should be sent to the Nominating and Governance Committee, c/o our Corporate Secretary, Mark J. Kelson, Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90064.

Our Nominating and Governance Committee will then screen potential candidates if they meet the qualification criteria. For those candidates who meet the criteria, our Nominating and Governance Committee will conduct a due diligence review of the candidate’s qualifications and interview the candidate if he or she is not already known to the committee.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. All of our directors attended the 2006 annual stockholders meeting.

Director Compensation

Our independent directors receive an (i) annual cash retainer of $35,000, payable quarterly, for service on our Board, (ii) $1,000 for each Board meeting and committee meeting attended in person (for committee meetings that are not held immediately preceding or following a Board meeting) and (iii) $500 for each Board meeting and committee meeting attended telephonically (for committee meetings that are not held either immediately preceding or following a Board meeting). We reimburse all of our directors for the expenses they incur in connection with attending Board and committee meetings. The Chairman of our Audit Committee receives $2,000 for each Audit Committee meeting attended in person and $1,000 for each Audit Committee meeting attended telephonically (in each case for committee meetings that are not held either immediately preceding or following a Board meeting). We have made the following grants of restricted stock to our independent Board members, and may make additional grants of equity awards to our independent Board members from time to time:

•	on May 26, 2005, each independent director was granted 6,000 restricted shares of our common stock vesting 1/3 on May 26, 2006, 1/3 on May 26, 2007 and 1/3 on May 26, 2008, with accelerated vesting upon certain events;

•	on January 4, 2006, each independent director was granted 6,000 restricted shares of our common stock vesting 1/2 on January 4, 2007 and 1/2 on January 4, 2008, with accelerated vesting upon certain events;

•	on June 15, 2006, each independent director was granted 3,000 restricted shares of our common stock vesting 1/3 on June 15, 2007, 1/3 on June 15, 2008 and 1/3 on June 15, 2009, with accelerated vesting upon certain events; and

•	on January 2, 2007, each independent director was granted 3,000 restricted shares of our common stock vesting 1/3 on January 2, 2007, 1/3 on January 2, 2008 and 1/3 on January 2, 2009, with accelerated vesting upon certain events.

The following table sets forth information regarding the various components of compensation to our independent directors during the fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION

	Fees Earned	Stock
	or Paid in Cash	Awards	Total
Name(1)	($)	($)(2)	($)

Joseph Coulombe	152,720	98,065	250,785
G. Louis Graziadio, III	152,220	98,065	250,285
Robert L. Harris, II	151,220	98,065	249,285
Mark S. Maron	165,220	98,065	263,285

(1)	Jeffrey Lubell, our Chief Executive Officer, and Kymberly Gold-Lubell, who served as a member of the Board during the fiscal year ended December 31, 2006 and as a vice president of our company and the design director of women’s products for our wholly owned subsidiary, Guru Denim, Inc., are not included in this table because they were our employees during 2006 and thus received no compensation for their services as directors. The compensation they received as our employees is shown in the Summary Compensation Table in this proxy statement.

(2)	Represents the proportionate amount of the total fair value of restricted stock awards recognized by us as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with SFAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table in this proxy statement, as well as awards granted in previous years for which we recognized expense in 2006. The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included with our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Communications to the Board

All communications to our Board, our Board committees or any individual director, must be in writing and addressed to them c/o our Corporate Secretary, Mark J. Kelson, Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90064. Communications received in writing will be forwarded to the named director(s).

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of our Board concerning executive officer compensation. None of our executive officers has served on the board of directors or on the compensation committee of any other entity which had officers who served on our Board or our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

All of our executive officers serve at the discretion of our Board. The persons listed below are our executive officers:

Name	Age	Positions With Our Company

Jeffrey Lubell	51	Chairman of the Board and Chief Executive Officer
Michael F. Buckley	43	President
Peter F. Collins	42	Chief Financial Officer
Daryl Rosenberg	40	Chief Operating Officer

Biographical information regarding each executive officer other than Jeffrey Lubell is set forth below. Jeffrey Lubell’s biographical information is set forth above under “Election of Directors.”

Michael F. Buckley became the President of our company on April 24, 2006. Prior to joining our company, from 2001 to 2005, Mr. Buckley was the President and Chief Executive Officer of Ben Sherman Group, Ltd’s North America division until it was purchased by Oxford Industries. Ben Sherman is a UK-based apparel and footwear company involved in the wholesaling, retailing, licensing, manufacturing and importing of men’s, women’s and children’s apparel, footwear and accessories. Prior to Ben Sherman, Mr. Buckley was a Vice President of Diesel Jeans U.S.A. from 1996 to 2001. In this role, he oversaw all U.S.-based retail and financial operations of the company.

Peter F. Collins became the Chief Financial Officer of our company on March 26, 2007. Mr. Collins served as divisional vice president, corporate controller and principal accounting officer for Nordstrom, Inc. from 2004 to March 2007. From 2002 to 2004, Mr. Collins served in various financial roles with Albertson’s, Inc., most recently as group vice president and controller. Prior to that, from 1998 until 2002, Mr. Collins was a partner with Arthur Andersen, serving clients in the healthcare, retail, distribution and manufacturing industries. Mr. Collins is a certified public accountant and holds a bachelor’s degree in accounting from Santa Clara University.

Daryl Rosenberg became the Chief Operating Officer of our company on June 1, 2006. Prior to joining our company, Mr. Rosenberg was the Vice President of Pre-Production of Life Energy Intelligence, Inc. From 1992 to 2005, Mr. Rosenberg served Life Energy Intelligence, most recently as its Vice President of Pre-Production. In that role, Mr. Rosenberg was responsible for producing, sourcing, importing and distributing over three million garments monthly. He also was responsible for building Life Energy Intelligence’s distribution facility in Los Angeles and a company-owned manufacturing plant in San Luis, Mexico.

Compensation Discussion and Analysis

This discussion and analysis will focus on the following: (1) the objectives of the executive compensation policies and practices; (2) the actions or behaviors the compensation program is designed to reward; (3) each element of compensation; (4) the rationale for each element of compensation; (5) the methodologies utilized by us in determining the amounts to pay for each element; and (6) how the elements of compensation and our rationale for each element fit together within our overall compensation objectives.

Compensation Philosophy

Our executive compensation program is designed with the following primary objectives: (1) provide proper incentive to management to maximize performance in order to serve the best interests of our stockholders; (2) compensate executive officers at a level and in a manner that enables us to attract, motivate and retain highly qualified and productive executives; and (3) ensure the long-term commitment of the current management team, which is a crucial factor in our future performance.

In keeping with these objectives, our compensation program has been designed to: (1) align the interests of the executive officers with the interests of our stockholders; (2) ensure the long-term commitment of the management team; and (3) ensure direct accountability for both our overall performance and for the individual executive’s performance and contribution to our overall performance.

Elements of Compensation

This section of the Compensation Discussion and Analysis describes the elements of compensation, why they were selected, how the amounts of each element are determined and how the different elements fit together within our compensation objectives.

The elements of compensation include: (1) employment agreements; (2) base salary; (3) bonuses; (4) long-term incentive awards (equity awards); (5) fringe benefits; and (6) change in control provisions in employment agreements.

Employment Agreements

Compensation of our Chief Executive Officer (Jeffrey Lubell), President (Michael F. Buckley) and current Chief Financial Officer (Peter F. Collins) is paid in accordance with their respective employment agreements or, in the case of Mr. Collins, his employment offer letter, which are described below under the heading “Employment Contracts and Termination of Employment and Change in Control Agreements.” The Compensation Committee believes that these employment agreements and the employment offer letter are an important part of ensuring the long-term commitment of these officers. Additionally, our former Chief Financial Officer (Charles A. Lesser) and former Vice President, Women’s Design (Kymberly Gold-Lubell) were compensated during 2006 in accordance with their employment agreements, which have since been terminated.

Base Salary

The base salaries of our executive officers are determined by market comparison taking into account individual performance, experience and level of responsibility. Salaries are designed to be competitive within the marketplace as one of the elements in attracting, motivating and retaining the management team.

Bonuses

For 2006, bonuses paid to our Chief Executive Officer, President, former Chief Financial Officer and former Vice President, Women’s Design were based on our earnings before interest and taxes (EBIT), as set forth in the executive officers’ employment agreements. The target performance goals for our Chief Executive Officer and President in 2007 and beyond will be determined by our Compensation Committee. Our current Chief Financial Officer is eligible to receive a bonus for 2007 of up to 150% of his base salary based on our EBIT, as set forth in his employment offer letter. The target performance goals for our Chief Financial Officer in 2008 and beyond will be determined by our Compensation Committee. We consider bonuses to be an important element in attracting, motivating and retaining these members of the management team.

Long-Term Incentive Compensation

Our Compensation Committee believes that the long-term commitment of our current management team is a crucial factor in our future performance. One of the elements used to promote the long-term performance and commitment of management is long-term incentive compensation realized by grants of restricted stock to executive officers. These grants are made based upon an assessment by our Compensation Committee of each executive officer’s individual performance and contribution to our performance. Restricted stock grants aid in the retention and to align the interests of executive officers with those of our stockholders. Equity grants link management interests with stockholder interests and motivate executive officers to make long-term decisions that are in the stockholders’ and our best interests and also to provide an incentive to maximize stockholder value.

Perquisites

We offer certain perquisites to our executive officers to allow the executives to focus on corporate strategy and enhancing shareholder value, to provide competitive pay packages and, in certain circumstances, to entertain customers.

Change in Control Provisions

Our Chief Executive Officer, President and current Chief Financial Officer have change in control provisions in their employment agreements or employment offer letter. These provisions grant these officers certain compensation and accelerated vesting of equity awards in the event that a change in control occurs. These provisions are based on market comparison and are an important element in the retention of these executive officers.

Relationship Between Elements and Objectives

In determining the total amount and mixture of the compensation package for each executive officer, our Compensation Committee subjectively considers individual performance, including past and expected contributions, overall performance, long-term goals and such other factors as our Compensation Committee determines to be appropriate. The use of both cash compensation (salary and bonus) and long-term compensation (equity awards) achieves the objective of attracting, motivating and retaining executive officers and employees. Long-term compensation realized through the use of equity awards achieves the objectives of aligning management’s interests with stockholders’ interests, and ensuring the long-term commitment of the management team.

Other Factors and Considerations

Timing of Grants of Restricted Stock

We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of restricted stock for executive officers in coordination with the release of material non-public information. It is our practice to use the actual grant date when granting restricted stock. The grant dates used are usually the dates when our Board of Directors or the Compensation Committee approved the grants or when our Board of Directors or the Compensation Committee set an effective grant date (usually within a short period of time after approval).

Basis for Using Different Forms of Equity Awards for Long-Term Incentive Compensation

Prior to June 2005, we granted stock options to our executive officers and employees as a means of realizing long-term incentive compensation. In June 2005, our Board of Directors decided that we would utilize restricted stock instead of stock options in the future as a means of realizing long-term incentive compensation. This was due to the fact that accounting rules for the grants of stock options changed in a manner that caused us to be required to expense the stock options, reducing one of the potential benefits of using the options, and due to what we perceive as a trend towards the use of restricted stock by corporations to ensure a measurable benefit to the executives over time.

In January 2006, our Compensation Committee approved grants of an aggregate of 255,000 shares of restricted stock to our Chief Executive Officer, former Chief Financial Officer and former Vice President, Women’s Design under our 2005 Stock Incentive Plan. Such grants were made effective on January 4, 2006. Such shares vest as follows: 1/4 on January 4, 2006, 1/2 on January 4, 2007 and 1/4 on January 4, 2008.

In April 2006, our Compensation Committee approved a grant of 100,000 shares of restricted stock to our President under our 2005 Stock Incentive Plan. Such grant was made effective on April 24, 2006. Such shares vest as follows: 1/3 on April 24, 2007, 1/3 on April 24, 2008 and 1/3 on April 24, 2009.

In May 2006, our Compensation Committee approved a grant of 10,000 shares of restricted stock to our Chief Operating Officer under our 2005 Stock Incentive Plan. Such grant was made effective on June 1, 2006. Such shares vest as follows: 1/3 on June 1, 2007, 1/3 on June 1, 2008 and 1/3 on June 1, 2009.

In December 2006, our Compensation Committee approved grants of an aggregate of 305,000 shares of restricted stock to our Chief Executive Officer, President, Chief Operating Officer and former Vice President, Women’s Design under our 2005 Stock Incentive Plan. Such grants were made effective on January 2, 2007. Such shares vest as follows: 1/3 on January 2, 2007, 1/3 on January 2, 2008 and 1/3 on January 2, 2009.

Executive Management’s Involvement in Compensation Policies

Our Compensation Committee determines the compensation of our officers, including our Chief Executive Officer, and our directors, and reviews the compensation arrangements of all non-officer employees. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of our officers and employees.

Accounting and Tax Implications

Our Compensation Committee periodically reviews the potential implications of Section 162 (m) of the Code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162 (m). Although our Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments, the committee reserves the right to award compensation to the executives that may not qualify under Section 162 (m) as deductible compensation.

Engagement of Compensation Consultant; Market Comparison

In 2006, our Compensation Committee engaged a compensation consultant, Towers Perrin, to serve as an independent advisor to the committee regarding compensation for our executive officers. Towers Perrin prepared for our Compensation Committee a competitive analysis of compensation for each executive officer utilizing comparable company compensation data and size and industry appropriate broad survey data and advice around short and long-term incentive programs. Our Compensation Committee has engaged Towers Perrin to serve as a compensation consultant in 2007. We will review the companies used for benchmarking each year and these companies may change from year-to-year depending on changes in the marketplace, acquisitions, divestitures and our or the comparables companies’ business focus.

Our Compensation Committee has determined that base salaries and bonuses for our Named Executive Officers are in the upper half of our peer group average. Our Compensation Committee believes that a significant amount of compensation paid should be in the form of equity compensation. Our Compensation Committee believes that the use of long-term incentive compensation through the granting of restricted stock promotes the long-term performance and commitment of management. Our Compensation Committee has reviewed the use of such awards in our peer group and has determined that the stock awards that have been granted to our management are consistent with those granted within the peer group.

Executive Officer Compensation

The following table provides certain summary information concerning the compensation earned by our Principal Executive Officer, Principal Financial Officer and each of our three other most highly compensated executive officers whose aggregate total compensation was in excess of $100,000 for services rendered in all capacities to us and our subsidiaries for the fiscal year ended December 31, 2006 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(2)	($)(2)	($)(3)	($)

Jeffrey Lubell	2006	500,000	825,212	(1)	1,095,900	143,467	38,537	2,603,116
Chief Executive Officer and Chairman
Charles A. Lesser(4)	2006	250,000	78,611	(1)	505,800	11,483	25,896	871,790
Former Chief Financial Officer
Michael F. Buckley(5)	2006	276,923	185,913	(1)	414,222	—	127,847	1,004,905
President
Daryl Rosenberg(6)	2006	131,539	39,375		33,444	—	18,000	222,358
Chief Operating Officer
Kymberly Gold-Lubell(7)	2006	300,000	115,302	(1)	547,950	37,767	38,537	1,039,556
Former VP, Women’s Design

(1)	Reflects compensation pursuant to the terms of the Named Executive Officers’ respective employment agreements based on our 2006 earnings before interest and taxes (EBIT). Such amounts were paid to the Named Executive Officers in February 2007.

(2)	Represents the proportionate amount of the total fair value of stock and option awards recognized by us as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with SFAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table in this proxy statement, as well as awards granted in previous years for which we recognized expense in 2006. In 2006, we granted restricted stock, rather than stock options, to the Named Executive Officers. The assumptions used in determining the grant date fair values of awards are set forth in the notes to our consolidated financial statements, which are included with our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	The following table details the components of this column:

		Payments	Company Paid	Relocation
Name	Year	for Car	Health Ins.	Costs	Total

Jeffrey Lubell	2006	$24,000	$14,537	—	$38,537
Charles A. Lesser	2006	$15,600	$10,296	—	$25,896
Michael F. Buckley	2006	$14,400	$13,447	$100,000	$127,847
Daryl Rosenberg	2006	—	$18,000	—	$18,000
Kymberly Gold-Lubell	2006	$24,000	$14,537	—	$38,537

(4)	Effective March 26, 2007, Mr. Lesser no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(5)	Mr. Buckley was appointed our President on April 24, 2006.

(6)	Mr. Rosenberg was appointed our Chief Operating Officer on June 1, 2006.

(7)	Effective March 14, 2007, Ms. Gold-Lubell no longer serves as an officer or director of our company, but continues to serve us as a consultant.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2006:

GRANTS OF PLAN-BASED AWARDS

					All Other
					Stock
					Awards:
					Numbers
		Estimated Future Payouts Under			of Shares
		Non-Equity Incentive Plan Awards(2)			of Stock		Grant Date Fair
	Grant	Threshold	Target	Maximum	or Units		Value of Stock and
Name	Date(1)	($)	($)	($)	(#)		Option Awards

Jeffrey Lubell	1/4/2006	—	1,840,000	5,000,000	130,000	(3)	2,191,800	(5)
Chief Executive Officer and Chairman
Charles A. Lesser(8)	1/4/2006	—	112,500	337,500	60,000	(3)	1,011,600	(5)
Former Chief Financial Officer
Michael F. Buckley	4/24/2006	—	400,000	800,000	100,000	(4)	1,864,000	(6)
President
Daryl Rosenberg(9)	6/1/2006	—	—	—	10,000	(4)	172,000	(7)
Chief Operating Officer
Kymberly Gold-Lubell(10)	1/4/2006	—	165,000	495,000	65,000	(3)	1,095,900	(5)
Former VP, Women’s Design

(1)	This column shows the date of grant for all equity awards granted in 2006.

(2)	Represents threshold, target and maximum payout levels based on our 2006 earnings before interest and taxes (EBIT), as set forth in the Named Executive Officers’ respective employment agreements. The following amounts were paid to the Named Executive Officers in February 2007 based on our 2006 EBIT: $825,212 to Mr. Lubell; $78,611 to Mr. Lesser; $185,913 to Mr. Buckley; and $115,302 to Ms. Gold-Lubell.

(3)	The shares of the restricted stock vest 1/4 on the date of the grant, 1/2 on the first anniversary of the date of the grant and in full on the second anniversary of the date of the grant.

(4)	The shares of the restricted stock vest 1/3 on the first anniversary of the date of the grant, 1/3 on the second anniversary of the date of the grant and in full on the third anniversary of the date of the grant.

(5)	Reflects the grant date fair value of the restricted stock award. The fair value was $16.86 per share for restricted stock awarded on January 4, 2006.

(6)	Reflects the grant date fair value of the restricted stock award. The fair value was $18.64 per share for restricted stock awarded on April 24, 2006.

(7)	Reflects the grant date fair value of the restricted stock award. The fair value was $17.20 per share for restricted stock awarded on June 1, 2006.

(8)	Effective March 26, 2007, Mr. Lesser no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(9)	Mr. Rosenberg was appointed our Chief Operating Officer on June 1, 2006.

(10)	Effective March 14, 2007, Ms. Gold-Lubell no longer serves as an officer or director of our company, but continues to serve us as a consultant.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to our Named Executive Officers concerning outstanding equity awards held by them at December 31, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity		Equity
								Incentive		Incentive
			Equity					Plan		Plan
			Incentive					Awards:		Awards:
			Plan					Number of		Market or
			Awards:				Market	Unearned		Payout Value
	Number of	Number of	Number of			Number of	Value of	Shares,		of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units or		Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	Other		or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That		Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)	Options .	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)		($)(3)

Jeffrey Lubell	633,333	—	—	0.77	7/22/2009	—	—	—		—
Chief Executive	200,000	—	—	5.10	12/14/2009	—	—	—		—
Officer and Chairman	—	—	—	—	—	—	—	97,500	(1)	1,492,725
Charles A. Lesser(4)	37,500	—	—	0.48	7/19/2013	—	—	—		—
Former Chief Financial	67,500	—	—	0.77	7/22/2009	—	—	—		—
Officer	—	—	—	—	—	—	—	45,000	(1)	688,950
Michael F. Buckley	—	—	—	—	—	—	—	100,000	(2)	1,531,000
President
Daryl Rosenberg(5)	—	—	—	—	—	—	—	10,000	(2)	153,100
Chief Operating Officer
Kymberly Gold-Lubell(6)	166,667	—	—	0.77	7/22/2009	—	—	—		—
Former VP, Women’s	—	—	—	—	—	—	—	48,750	(1)	746,363
Design

(1)	The shares of the restricted stock vest 1/4 on the date of the grant, 1/2 on the first anniversary of the date of the grant and in full on the second anniversary of the date of the grant.

(2)	The shares of the restricted stock vest 1/3 on the first anniversary of the date of the grant, 1/3 on the second anniversary of the date of the grant and in full on the third anniversary of the date of the grant.

(3)	Reflects the values as calculated based on the closing price of our common stock on December 29, 2006 of $15.31 per share.

(4)	Effective March 26, 2007, Mr. Lesser no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(5)	Mr. Rosenberg was appointed our Chief Operating Officer on June 1, 2006.

(6)	Effective March 14, 2007, Ms. Gold-Lubell no longer serves as an officer or director of our company, but continues to serve us as a consultant.

Option Exercises and Stock Vested

The following table provides information with respect to our Named Executive Officers concerning option exercises and stock vested as of December 31, 2006:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	(#)(1)	(#)	($)(2)

Jeffrey Lubell	—	—	32,500	547,950
Chief Executive Officer and Chairman
Charles A. Lesser(3)	37,500	709,500	—	—
Former Chief Financial	12,500	289,000	—	—
Officer	12,500	241,000	—	—
	7,500	142,425	—	—
	12,500	210,500	—	—
	12,500	214,375	—	—
	—	—	15,000	252,900
Michael F. Buckley	—	—	—	—
President
Daryl Rosenberg(4)	—	—	—	—
Chief Operating Officer
Kymberly Gold-Lubell(5)	—	—	16,250	273,975
Former VP, Women’s
Design

(1)	Value realized represents the excess of the fair market value of the underlying shares of common stock at the time of exercise over the exercise price of the options.

(2)	Reflects the values as calculated based on the closing price of our common stock on January 4, 2006, which was the date of vesting, of $16.86 per share.

(3)	Effective March 26, 2007, Mr. Lesser no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(4)	Mr. Rosenberg was appointed our Chief Operating Officer on June 1, 2006.

(5)	Effective March 14, 2007, Ms. Gold-Lubell no longer serves as an officer or director of our company, but continues to serve us as a consultant.

Pension Benefits

We do not provide any pension benefits to any of our Named Executive Officers or employees.

Non-Qualified Deferred Compensation

We do not pay any non-qualified deferred compensation to our Named Executive Officers or employees.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to our common stock issuable under our equity compensation plans:

(c)
	(a)		Number of Securities
	Number of Securities to be	(b)	Remaining Available for
	Issued upon Exercise of	Weighted-Average Exercise	Future Issuance Under Equity
	Outstanding Options,	Price of Outstanding	Compensation Plans (Excluding
Plan Category	Warrants and Rights	Options, Warrants and Rights	Securities Reflected in Column(a))

Equity compensation plans approved by security holders	1,108,332	$1.56	1,039,334
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A

Total	1,108,332	$1.56	1,039,334

(1)	We have not authorized the issuance of equity securities under any plan not approved by security holders.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Jeffrey Lubell

Effective January 4, 2006, we entered into an Employment Agreement, or the CEO Agreement, with Jeffrey Lubell, pursuant to which Mr. Lubell will serve as our Chief Executive Officer. The initial term of the CEO Agreement is three years, subject to annual renewals thereafter, and the CEO Agreement provides that Mr. Lubell’s base salary will be $500,000 per year, subject to increase in the sole discretion of our Compensation Committee.

Pursuant to the CEO Agreement, Mr. Lubell is eligible to earn an annual performance bonus based on our earnings before interest and taxes and is calculated as net income plus interest expense plus tax expense, or EBIT. In accordance with the CEO Agreement, the amount of bonus and target performance goals for 2007 will be determined by our Compensation Committee.

The CEO Agreement provides that if we terminate Mr. Lubell’s employment without Cause or if Mr. Lubell terminates his employment for Good Reason (each as defined in the CEO Agreement) Mr. Lubell will receive (i) a severance amount of one and one-half times Mr. Lubell’s base salary in effect on the date of termination and the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Lubell will vest an additional twelve months. In addition, if we terminate Mr. Lubell’s employment without Cause or if Mr. Lubell terminates his employment for Good Reason during the one-year period following a Change in Control (as defined in the CEO Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The CEO Agreement also provides that Mr. Lubell will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the CEO Agreement).

Effective May 31, 2006, we entered into an Amendment to Employment Agreement, or the CEO Agreement Amendment, with Mr. Lubell, amending the CEO Agreement. Pursuant to the CEO Agreement Amendment, any payments made to Mr. Lubell in connection with a termination of his employment that are considered to be non-qualified deferred compensation for purposes of Section 409A of the Code and that otherwise would have been payable at any time during the six-month period immediately following such termination of employment shall instead be paid in a lump sum as soon as practicable following the expiration of such six-month period. Additionally, any Annual Bonus (as defined in the CEO Agreement Amendment) earned by Mr. Lubell shall be paid no later than March 15 of the fiscal year following the fiscal year for which the Annual Bonus is to be paid.

Michael F. Buckley

Effective April 24, 2006, we entered into an Employment Agreement, or the President Agreement, with Michael F. Buckley, pursuant to which Mr. Buckley will serve as our President. The initial term of the President Agreement is three years, subject to annual renewals thereafter, and the President Agreement provides that Mr. Buckley’s base salary will be $400,000 per year, subject to increase at the discretion of our Compensation Committee or full Board of Directors.

Pursuant to the President Agreement, Mr. Buckley is eligible to earn an annual performance bonus based on EBIT. In accordance with the President Agreement, the amount of bonus and target performance goals for 2007 will be determined by our Compensation Committee.

The President Agreement provides that if we terminate Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason (each as defined in the President Agreement) Mr. Buckley will receive (i) a severance amount of one and one-half times Mr. Buckley’s base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Buckley will vest an additional twelve months. In addition, if we terminate Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the President Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The President Agreement also provides that Mr. Buckley will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the President Agreement).

Peter F. Collins

On March 7, 2007, we entered into an employment letter, or the CFO Employment Letter, with Peter F. Collins, pursuant to which Mr. Collins will serve as our Chief Financial Officer. Mr. Collins will receive a base salary of $325,000 per year and will be eligible to receive a bonus of up to 150% of his base salary based on the achievement of certain performance objectives set forth in the CFO Employment Letter. On Mr. Collins’ start date, he received a grant of 50,000 shares of our common stock, one third of which vest upon Mr. Collins’ completion of one year of service to us, an additional one third of which vest upon the completion of two years of service to us, and the final one third of which vest upon the completion of three years of service to us. In addition, Mr. Collins will receive reimbursement (up to a maximum of $115,000) for the actual out-of-pocket expenses incurred in connection with his relocation from Seattle to California and any commuting costs incurred during the three to six month re-location transition period. In the event Mr. Collins is terminated within twelve months of a Change in Control (as defined in the CFO Employment Letter), and the reason for the termination of employment is other than for willful misconduct, Mr. Collins will receive one year severance pay and all outstanding stock options, restricted stock and other equity awards granted to him under any of our equity incentive plans will become immediately vested and exercisable in full.

Charles A. Lesser

On March 7, 2007, we entered into a Release and Consulting Agreement, or the Consulting Agreement, with Charles A. Lesser, pursuant to which we ended our employment relationship with Mr. Lesser effective March 26, 2007. From March 26, 2007 until September 26, 2007, Mr. Lesser will provide to us full-time consulting services, not to exceed 40 hours per week. Mr. Lesser will provide his services exclusively to us and will not provide services of any nature to any other person or entity without our written consent. For his consulting services, Mr. Lesser will receive a consulting fee of $20,833.33 per month. Mr. Lesser will also receive a lump sum payment of $340,000 on September 26, 2007, assuming the Consulting Agreement remains in effect through that date. In addition, we will provide payment of COBRA continuation coverage for Mr. Lesser and his family from March 26, 2007 to September 26, 2008. However, our obligations will end if Mr. Lesser becomes eligible to receive group health coverage under another employer’s plan.

If the Consulting Agreement remains in effect, from March 26, 2007 through September 26, 2007, Mr. Lesser’s outstanding shares of restricted stock will continue to vest in accordance with the original vesting schedule. If the Consulting Agreement is terminated prior to September 26. 2007, Mr. Lesser’s outstanding shares of restricted stock will cease to vest and the stock issuance agreements pursuant to which the shares of restricted stock were granted to Mr. Lesser will terminate in full. If the Consulting Agreement remains in effect through September 26, 2007, then all of Mr. Lesser’s outstanding stock options, restricted stock and other equity awards will be modified to reflect an additional 12 months of vesting.

Pursuant to the Consulting Agreement, Mr. Lesser has agreed to unconditionally release and discharge us and our affiliates and representatives from all claims and liabilities of any kind or nature, whether known or unknown. Mr. Lesser has further agreed that without our consent, for a period of five years, he will be subject to a “standstill period” in which he will not, among other actions, acquire ownership in any of our securities (other than shares acquired pursuant to the exercise of stock options), participate in or influence any solicitation of proxies, form or participate in any group with respect to any voting of securities, or participate in any transaction relating to the ownership of our securities or assets. In addition, during the period in which he serves as a consultant to the us pursuant to the Consulting Agreement, Mr. Lesser will be subject to certain non-competition restrictions, and will be subject to certain non-solicitation and non-interference restrictions during the same period and for an additional one year thereafter.

Mr. Lesser’s prior Employment Agreement dated January 4, 2006, as amended, was terminated by the Consulting Agreement.

Kymberly Gold-Lubell

On March 14, 2007, we entered into a Waiver and Release Agreement, or the Release Agreement, with Kymberly Gold-Lubell, pursuant to which we ended our employment relationship with Ms. Gold-Lubell effective March 14, 2007. In connection with the execution of the Release Agreement, Ms. Gold-Lubell received a lump sum severance payment of $675,000. In addition, provided the Release Agreement remains in effect and for a period of 18 months following March 14, 2007, we will provide Ms. Gold-Lubell and her eligible family members with group health insurance coverage at least equal to that which would have been provided to them if we had not ended the employment relationship (or, at our option, pay the applicable COBRA premium for such coverage). However, our obligations will end if Ms. Gold-Lubell becomes eligible to receive group health coverage under another employer’s plan or if she receives health insurance benefits through any family member.

For a period of two years beginning March 14, 2007, Ms. Gold-Lubell will make herself reasonably available to us to consult regarding the transition of her duties to other employees of the company. Ms. Gold-Lubell will provide her services exclusively to us and will not provide services of any nature to any other person or entity without our written consent. For her consulting services, Ms. Gold-Lubell will receive a consulting fee of $30,208.33 per month.

While the Release Agreement remains in effect, Ms. Gold-Lubell’s outstanding shares of restricted stock will continue to vest in accordance with the original vesting schedule. All stock options held by Ms. Gold-Lubell must be exercised pursuant to the terms and conditions set forth in our equity incentive plans and the option agreements pursuant to which the stock options were granted to Ms. Gold-Lubell; provided, however, that notwithstanding anything to the contrary contained in the stock options, the equity incentive plans or the option agreements, Ms. Gold-Lubell will have a period of three months from March 14, 2007 during which she may exercise outstanding stock options. Thereafter, any unexercised stock options held by Ms. Gold-Lubell shall terminate and cease to be outstanding.

Pursuant to the Release Agreement, Ms. Gold-Lubell has agreed to unconditionally release and discharge us and our affiliates and representatives from all claims and liabilities of any kind or nature, whether known or unknown. Ms. Gold-Lubell will be subject to certain “lock-up” restrictions for a period of three years, which will restrict her ability to directly or indirectly sell, pledge or dispose of her shares of our common stock. Ms. Gold-Lubell has also agreed that without our consent, for a period of seven years, she will be subject to a “standstill period” in which she will not, among other actions, acquire ownership in any of the our securities (other than shares acquired pursuant to the exercise of stock options), participate in or influence any solicitation of proxies, form or participate in any group with respect to any voting of securities, or participate in any transaction relating to the ownership of our securities or assets.

During the period in which she serves as a consultant to us pursuant to the Release Agreement, Ms. Gold-Lubell will be subject to certain non-competition restrictions, which prohibit Ms. Gold-Lubell, without our prior written consent, from engaging in any line of business conducted directly or indirectly by us or which is covered in a written proposal or business plan of the company, with certain exceptions. Ms. Gold-Lubell will also be subject to certain non-solicitation restrictions during the period in which she serves as a consultant to us and for an additional one year thereafter. Additionally, Ms. Gold-Lubell will be subject to certain non-interference restrictions while she serves as a consultant to us and for an additional 18 months thereafter.

Ms. Gold-Lubell’s prior Employment Agreement dated January 4, 2006, as amended, was terminated by the Release Agreement.

Other than as set out in this filing, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Potential Payments Upon Termination or Change in Control

Other than as described above in the section entitled “Employment Contracts and Termination of Employment and Change in Control Arrangements,” we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement or change in control) or a change of responsibilities following a change in control, where the value of such compensation exceeds $10,000 per executive officer.

The following table reflects the amounts that would be paid if a change in control or other termination event occurred on December 31, 2006 and our stock price per share was the closing market price as of that date. The closing market price of our common stock at December 29, 2006 was $15.31.

	Jeffrey	Charles	Michael	Daryl	Kymberly
	Lubell	A. Lesser(4)	F. Buckley	Rosenberg	Gold-Lubell(5)

Termination Scenario (12/31/06)
Voluntary Resignation or for Cause	$0	$0	$0	$0	$0

Total	$0	$0	$0	$0	$0
Without Cause or for Good Reason (Not Within One Year of Change in Control)
Pro Rata Bonus(1)	$825,212	$0	$185,913	$0	$0
Severance Pay	2,495,381	465,000	878,870	0	1,400,000
Health Benefits Continuation	21,805	15,448	20,171	0	21,805
Unexercised Options	0	0	0	0	0
Unvested Deferred Shares(2)	995,150	459,300	510,333	0	746,363

Total	$4,337,548	$939,748	$1,595,287	$0	$2,168,168
Within One Year of Change in Control (Without Cause or for Good Reason)
Pro Rata Bonus(1)	$825,212	$0	$185,913	$0	$0
Severance Pay	4,990,761	465,000	1,757,740	0	1,400,000
Health Benefits Continuation	21,805	15,448	20,171	0	21,805
Unexercised Options	0	0	0	0	0
Unvested Deferred Shares(2)	1,492,725	459,300	1,531,000	153,100	746,363
280G/4999 Tax Gross Up(3)	0	0	2,243,169	0	0

Total	$7,330,503	$939,748	$5,737,993	$153,100	$2,168,168
Change in Control — Assuming No Termination
Unexercised Options	$0	$0	$0	$0	$0
Unvested Deferred Shares	0	0	0	0	0

Total	$0	$0	$0	$0	$0
Death or Disability
Pro Rata Bonus(1)	$825,212	$0	$185,913	$0	$0
Severance Pay	500,000	0	400,000	0	0
Unexercised Options	0	0	0	0	0
Unvested Deferred Shares(2)	0	0	0	0	0
Disability- Present Value of Health
Benefits for 18 months	21,805	0	20,171	0	0

Total	$1,347,017	$0	$606,084	$0	$0

(1)	Mr. Lubell and Mr. Buckley are entitled to receive a pro rated annual bonus equal to the amount that would have been paid to them based on our earnings and their achievement of specific goals, adjusted to the portion of the year prior to their termination.

(2)	This amount represents the value of the restricted stock that would become vested as a direct result of the termination event or Change in Control, as the case may be, before the applicable stated vesting date. Equity awards are valued at the closing market price of our common stock on December 29, 2006 of $15.31 per share.

(3)	This amount includes any payment of a “gross-up” to offset the estimated amount of the excise tax that would apply to each Named Executive Officer and the amount of additional excise tax and income and other taxes payable by the Named Executive Officer as a result of the Change in Control.

(4)	Mr. Lesser’s post-employment compensation is determined by the Consulting Agreement, which is described above under the heading “Employment Contracts and Termination of Employment and Change in Control Arrangement.”

(5)	Ms. Gold-Lubell’s post employment compensation is determined by the Release Agreement, which is described above under the heading “Employment Contracts and Termination of Employment and Change in Control Arrangement.”

Indemnification Agreements

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify each such director and executive officer against all costs, charges, expenses (including legal or other professional fees), damages or liabilities incurred by such individual arising out of, in connection with, or incidental to, any action, suit, demand, proceeding, investigation or claim by reason of such individual’s status or service as a director or executive officer, regardless of whether sustained or incurred by reason of the individual’s negligence, default, breach of duty or failure to exercise due diligence. However, we will not indemnify such director or executive officer under these agreements if it is proved that such individual’s failure to act constituted a breach of his fiduciary duties as a director and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The agreements also require us to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully Submitted by the Compensation
Committee of the Board of Directors,

Mark Maron (Chairman)
G. Louis Graziadio, III
Robert L. Harris, II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 30, 2007, there were 23,373,895 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors, (ii) each of our Named Executive Officers and (iii) all of our directors and executive officers as a group. There is no person known to us who beneficially owns more than 5% of our common stock. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of March 30, 2007 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

	Amount and Nature of	Percentage of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Class(2)

Directors and Executive Officers
Jeffrey Lubell(3)	8,487,666	36%
Kymberly Gold-Lubell(4)	7,691,000	33%
Charles A. Lesser(5)	546,350	2%
Michael F. Buckley(6)	200,000	*
Daryl Rosenberg(7)	20,000	*
Joseph Coulombe(8)	19,000	*
G. Louis Graziadio, III(9)	33,000	*
Robert L. Harris II(10)	19,000	*
Mark S. Maron(11)	20,000	*
All Directors and Executive Officers as a Group (9 Persons)	9,461,683	40%
5% Stockholders
Columbia Wanger Asset Management, L.P.(12)	2,863,300	12%

*	Less than 1%

(1)	Each of our directors and executive officers may be reached at 2263 E. Vernon Avenue, Vernon, California 90058, telephone (323) 266-3072.

(2)	Based on 23,373,895 shares of common stock outstanding as of March 30, 2007. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)	Jeffrey Lubell holds 7,394,333 shares of common stock with Kymberly Gold-Lubell. Mr. Lubell holds 833,333 options to purchase shares of our common stock that are currently exercisable or exercisable within 60 days of March 30, 2007. Additionally, Mr. Lubell is the beneficial owner of 260,000 shares of our restricted common stock, 44,200 of which are subject to a right of forfeiture pursuant to the terms of that certain CEO Agreement described previously in the “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(4)	Kymberly Gold-Lubell holds 7,394,333 shares of common stock with Jeffrey Lubell. Ms. Gold-Lubell holds 166,667 options to purchase shares of our common stock that are currently exercisable or exercisable within 60 days of March 30, 2007. Additionally, Ms. Gold-Lubell is the beneficial owner of 130,000 shares of our restricted common stock, 65,000 of which are subject to a right of forfeiture pursuant to the terms of that certain Release Agreement described previously in the “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement. Effective March 14, 2007, Ms. Gold-Lubell no longer serves as an officer or a director of our company, but continues to serve us as a consultant.

(5)	Charles A. Lesser holds 531,350 shares of common stock. Additionally, he is the beneficial owner of 15,000 shares of our restricted common stock, all of which are subject to a right of forfeiture pursuant to the terms of that certain Consulting Agreement described previously in the “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement. Effective March 26, 2007, Mr. Lesser no longer serves as Chief Financial Officer of our company, but continues to serve us as a consultant.

(6)	Michael F. Buckley holds 33,333 shares of common stock. Additionally, he is the beneficial owner of 166,667 shares of our restricted common stock that are subject to a right of forfeiture pursuant to the terms of that certain President Agreement described previously in the “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(7)	Daryl Rosenberg holds 3,333 shares of common stock. Additionally, he is the beneficial owner of 16,667 shares of our restricted stock that are subject to right of forfeiture with 3,333 shares vesting on June 1, 2007, 3,333 shares vesting on January 2, 2008, 3,333 shares vesting on June 1, 2008, 3,334 shares vesting on January 2, 2009 and 3,334 shares vesting on June 1, 2009, and with accelerated vesting upon certain events.

(8)	Joseph Coulombe holds 7,000 shares of common stock. Additionally, he is the beneficial owner of 12,000 shares of our restricted stock that are subject to right of forfeiture as described in the “Director Compensation” section of this proxy statement.

(9)	G. Louis Graziadio, III holds 21,000 shares of common stock. Additionally, he is the beneficial owner of 12,000 shares of our restricted stock that are subject to right of forfeiture as described in the “Director Compensation” section of this proxy statement.

(10)	Robert L. Harris holds 7,000 shares of common stock. Additionally, he is the beneficial owner of 12,000 shares of our restricted stock that are subject to right of forfeiture as described in the “Director Compensation” section of this proxy statement.

(11)	Mark S. Maron holds 8,000 shares of common stock. Additionally, he is the beneficial owner of 12,000 shares of our restricted stock that are subject to right of forfeiture as described in the “Director Compensation” section of this proxy statement.

(12)	Based on Schedule 13G filed on January 11, 2007 by Columbia Wanger Asset Management, L.P., whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $120,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Family Relationships

Jeffrey Lubell and Kymberly Gold-Lubell are husband and wife.

Policies and Procedures for Review and Approval of Related Party Transactions

Our Board of Directors has established our Corporate Code of Conduct, which is available on the corporate governance section of our website at www.truereligionbrandjeans.com.

Our Corporate Code of Conduct outlines the principles, policies and values that govern the activities of our company and it applies to all of our directors, officers and employees. Our Corporate Code of Conduct outlines our policy on conflicts of interest.

A conflict of interest exists any time directors, officers or employees face a choice between what is in their personal interest (financial or otherwise) and the interests of our company. A conflict of interest also exists when a director, officer or employee takes actions or has interests that make it difficult to perform effectively his or her duties on behalf of our company.

It is specifically required by our Corporate Code of Conduct that all of our directors, officers and employees (1) fully disclose to the appropriate parties all actual or perceived conflicts of interest and (2) refrain from undertaking certain delineated actions that give rise to actual or perceived conflicts of interest without a waiver granted by our Nominating and Governance Committee. Actions that are prohibited without a waiver include acquiring a direct or indirect material financial interest in any business or company with whom our company has business dealings or any of our company’s competitors, and entering into a business relationship on behalf of our company with an immediate family member or with a company that the director, officer of employee or such person’s immediate family member has a material financial interest.

In addition to our Corporate Code of Conduct, we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related party transactions.

Waivers to our Corporate Code of Conduct may be granted only by our Nominating and Governance Committee. In the event that the committee grants any waiver regarding an actual or perceived conflict of interest to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.truereligionbrandjeans.com.

AUDIT COMMITTEE REPORT

Composition.  The Audit Committee of our Board of Directors is comprised of three directors and operates under a written charter adopted by the Board. Each member of the Audit Committee is (i) “independent” under Nasdaq independence standards, (ii) meets the criteria for independence as set forth in the Exchange Act, (iii) has not participated in the preparation of our financial statement at any time during the past three years and (iv) is able to read and understand fundamental financial statements.

Responsibilities.  The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent registered public accounting firm. Our management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of our internal audit department.

Review with Management and Independent Accountants.  In fulfilling its responsibilities for the financial statements for the fiscal year ending December 31, 2006, the Audit Committee has reviewed our consolidated audited financial statements and met separately, and held discussions with, management and Stonefield Josephson, Inc., our independent registered public accounting firm. Our management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Stonefield Josephson, Inc. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and our independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee discussed with our independent registered public accounting firm, Stonefield Josephson, Inc., the firm’s independence.

Conclusion.  Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Reappointment of Independent Auditors.  On April 3, 2007, the Audit Committee recommended to the Board the reappointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Respectfully Submitted by the Audit
Committee of the Board of Directors,

Joseph Coulombe (Chairman)
G. Louis Graziadio, III
Robert L. Harris, II

The Audit Committee Report is not deemed to be “soliciting material” or to be filed with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the company under the Exchange Act, except to the extent that the company specifically incorporates the information contained in the report by reference therein.

Audit and Related Fees

The following table presents fees for professional audit services rendered by Stonefield Josephson, Inc. for the audit of our company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Stonefield Josephson, Inc. during 2006 and 2005.

	2006	2005

Audit fees	$622,309	$158,697
Audit-related fees	—	—
Tax fees	38,139	29,961
Other fees	—	—

Total:	$660,448	$188,658

Pre-approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 2:

RATIFICATION OF STONEFIELD JOSEPHSON, INC.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stonefield Josephson, Inc. was recommended by the Audit Committee to act in such capacity for the fiscal year ending December 31, 2007, subject to ratification by the stockholders. Stonefield Josephson, Inc. has audited our financial statements since 2003.

We have been advised by Stonefield Josephson, Inc. that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of Stonefield Josephson, Inc. is not ratified by the affirmative vote of at least a majority of the shares of our common stock represented at the meeting and entitled to vote, or if prior to the annual meeting, Stonefield Josephson, Inc. should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by the Board, then in any such case the Audit Committee will appoint other independent registered public accounting firm whose employment for any period subsequent to the 2007 annual meeting will be subject to ratification by the stockholders at the 2008 annual meeting.

A representative of Stonefield Josephson, Inc. will be present in person at the annual meeting to make a statement if he or she desires, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm.

The Board recommends that you vote “FOR” the ratification of Stonefield Josephson, Inc. as independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock, or Reporting Persons, to file reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2006 all Reporting Persons complied with these filing requirements on a timely basis other than (i) Jeffrey Lubell’s late filing of a Form 4 on April 25, 2006 involving one transaction and (ii) Kymberly Gold-Lubell’s late filing of a Form 4 on July 13, 2006 involving 12 transactions.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, executive officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report and Financial Statements

Attention is directed to the financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2006. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all stockholders of record as of March 30, 2007.

Stockholder Proposals for 2007 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2007 proxy statement, your proposal must be received by us no later than December 15, 2007 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Further, if you would like to nominate a director or bring any other business before the stockholders at the 2008 Annual Meeting, you must comply with the procedures contained in our bylaws and you must notify us in writing. Such notice must be delivered to or received by our Secretary no later than February 16, 2008 and not earlier than January 18, 2008. While the Board will consider stockholder proposals, we reserve the right to omit from our 2008 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to the Secretary of our company at our principal executive office, 2263 E. Vernon Avenue, Vernon, California 90058, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Availability of Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of our common stock upon written request to Peter F. Collins, Chief Financial Officer, 2263 E. Vernon Avenue, Vernon, California 90058.

By Order of the Board of Directors

Peter F. Collins
Chief Financial Officer and Assistant Secretary

April 13, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
TRUE RELIGION APPAREL, INC.
May 16, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê     Please detach along perforated line and mail in the envelope provided.   ê

■    20630000000000000000     6                                                    061506

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	To elect directors to hold office until the 2008 annual meeting of stockholders or until their successors are elected.				2.	To ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Jeffrey Lubell
THE UNDERSIGNED HERBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2007, (B) THE ACCOMPANYING PROXY STATEMENT AND (C) THE ANNUAL REPORT ON THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006.

		¡	Joseph Coulombe
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	G. Louis Graziadio, III
		¡ ¡	Robert L. Harris, II Mark S. Maron
☐	FOR ALL EXCEPT (See instruction below)
THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ABOVE AND FOR PROPOSAL 2.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOP PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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FORM OF PROXY CARD
TRUE RELIGION APPAREL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Peter F. Collins and Mark J. Kelson, or either of them, each with full power of substitution, as proxies of the undersigned to to attend the Annual Meeting of Stockholders of True Religion Apparel. Inc. to be held on Wednesday, May 16, 2007 at 10:00 a.m. local time, and at any adjournment or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on reverse.
(Continued and to be signed on the reverse side.)

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